PRINCIPAL INVESTORS FUND, INC.
                             DISTRIBUTION AGREEMENT
                     FOR CLASS A, CLASS B AND CLASS C SHARES


       Agreement effective as of January 12, 2007, by and between PRINCIPAL INVESTORS FUND, INC., a Maryland corporation (referred to herein as the "Fund") and PRINCIPAL FUNDS DISTRIBUTOR, INC., a Washington corporation (referred to herein as the "Distributor").

                              W I T N E S S E T H:
                               - - - - - - - - - -

       WHEREAS, The Fund and the Distributor wish to enter into an agreement setting forth the terms upon which the Distributor will act as underwriter and distributor of the Fund's Class A, Class B and Class C shares (the "Retail Shares"); and

       WHEREAS, The Fund and the Distributor have adopted procedures to implement an Anti-Money Laundering Program reasonably designed to prevent the Retail Shares of the Fund from being used to launder money or to support terrorist activities; and

       WHEREAS, The Fund wants to appoint the Distributor as its agent to assure the Fund's Anti-Money Laundering Program procedures are implemented and the program is operated in accordance with those procedures, and the Distributor is willing to accept this responsibility.

       NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the Fund hereby appoints the Distributor to act as principal underwriter (as such term is defined in Section 2(a)(29) of the Investment Company Act of 1940 (as amended)) of the Retail Shares of Capital Stock of each of the Fund's series (the "Series"), and each Series hereafter offered by the Fund and the Distributor agrees to act and perform the duties and functions of underwriter in the manner and subject to the conditions hereinafter set forth.

1.   SOLICITATION OF ORDERS

     In consideration of the rights granted herein to the Distributor, Distributor agrees to use all reasonable efforts, consistent with its other business, to secure purchasers for Retail Shares of the Fund. This shall not prevent the Distributor from entering into like arrangements (including arrangements involving the payment of underwriting commissions) with other issuers. The Distributor shall have the right to enter into sales agreements with dealers of its choice for the sale of Retail Shares of the Fund to eligible purchasers as described in the Fund's current Prospectus and/or Statement of Additional Information at the public offering price only and fix in such agreements the portion of the sales charge which may be retained by dealers, provided that the Fund shall approve the form of the sales agreement and the dealer discounts set forth therein and shall evidence such approval by filing said form of sales agreement and amendments thereto as an exhibit to its currently effective registration statement under the Securities Act of 1933 (the "1933 Act").

2.   SERVICE AGREEMENTS

     The Distributor shall have the right to enter into Service Agreements with selling dealers and banks or other financial institutions to provide shareholder services to the Class A, Class B and Class C shareholders, including without limitation, services such as furnishing information as to the status of shareholder accounts, responding to telephone and written inquiries of shareholders, and assisting shareholders with tax information, provided that the Fund shall approve the form of Service Agreement.

3.   SALE OF SHARES

     The Distributor is authorized to sell as agent on behalf of the Fund authorized Retail Shares of the Fund by accepting unconditional orders placed with the Distributor by investors in states wherever sales may lawfully be made during the term of this Agreement and subject to the registration requirements of the 1933 Act.

4.   PUBLIC OFFERING PRICE

     Except as otherwise noted in the Fund's current Prospectus and/or Statement of Additional Information, all shares sold to investors by the Distributor or the Fund will be sold at the public offering price. The public offering price for all accepted orders will be the net asset value per share, as determined in the manner described in the Fund's current Prospectus and/or Statement of Additional Information, plus a sales charge (if any) described in the Fund's current Prospectus and/or Statement of Additional Information, subject to any waivers or reductions in the sales charge that may be described therein. The Fund shall in all cases receive the net asset value per share on all sales. If a sales charge is in effect, the Distributor shall have the right subject to such rules or regulations of the Securities and Exchange Commission as may then be in effect pursuant to
     Section 22 of the Investment Company Act of 1940 to pay a portion of the sales charge to its agents, employees and registered representatives and to dealers who have sold Retail Shares of the Fund. The Distributor shall receive a commission equal to the difference between the basic retail price and the "net asset value" of the Fund's shares sold through the Distributor subject to a sales charge at the basic retail price. If any such commission is received by the Fund, it will pay such commission to the Distributor. If a fee in connection with shareholder redemptions is in effect, the Fund shall collect the fee on behalf of Distributor and, unless otherwise agreed upon by the Fund and Distributor, the Distributor shall be entitled to receive all of such fees. The Distributor may pay its agents and employees such compensation, allow to dealers such concessions, and allow (and authorize dealers to re-allow) such discounts to purchasers, as the Distributor may determine from time to time. The Distributor may also purchase as principal Retail Shares of the Fund at "net asset value" and sell such shares at the public offering price.

5.   AUTHORIZED REPRESENTATIONS

     The Distributor is not authorized by the Fund to give any information or to make any representations other than those contained in the appropriate registration statement or Prospectus and Statement of Additional Information filed with the Securities and Exchange Commission under the 1933 Act (as these registration statements, Prospectuses and Statements of Additional Information may be amended from time to time), or contained in shareholder reports or other material that may be prepared by or on behalf of the Fund for the Distributor's use. This shall not be construed to prevent the Distributor from preparing and distributing sales literature or other material as it may deem appropriate.

6.   DELIVERY OF PAYMENTS AND ISSUANCE OF SHARES

     The Distributor will deliver to the Fund all payments made pursuant to orders accepted by the Distributor upon receipt thereof by the Distributor in its principal place of business.

     After payment the Fund will issue shares of the applicable class of Capital Stock by crediting the appropriate number of shares to a stockholder account in such names and such manner as specified in the application or order relating to such shares.

7.   SALE OF SHARES TO INVESTORS BY THE FUND

     Any right granted to the Distributor to accept orders for shares or make sales on behalf of the Fund will not apply to Retail Shares issued in connection with the merger or consolidation of any other investment company with the Fund or its acquisition, purchase or otherwise, of all or substantially all the assets of any investment company or substantially all the outstanding shares of any such company. Also, any such right shall not apply to Retail Shares issued, sold or transferred, whether Treasury or newly issued shares, that may be offered by the Fund to investors on applications received and accepted by the Fund or to its shareholders, as stock dividends or splits for not less than "net asset value".

8.   AGREEMENTS WITH DEALERS OR OTHERS

     In making agreements with any dealers or others, the Distributor shall act only in its own behalf and in no sense as agent for the Fund and shall be agent for the Fund only in respect of sales and repurchases of Fund shares.

9.   COPIES OF CORPORATE DOCUMENTS

     The Fund will furnish the Distributor promptly with properly certified or authenticated copies of any registration statements filed by it with the Securities and Exchange Commission under the 1933 Act, as amended, or the Investment Company Act of 1940, as amended, together with any financial statements and exhibits included therein and all amendments or supplements thereto hereafter filed. Also, the Fund shall furnish the Distributor, at the Distributor's expense, with a reasonable number of printed copies of each semi-annual and annual report (quarterly if made) of the Fund as the Distributor may request, and shall cooperate fully in the efforts of the Distributor to sell and arrange for the sale of the Fund's shares of Capital Stock and in the performance by the Distributor of all of its duties under this Agreement.

10.  RESPONSIBILITY FOR CONTINUED REGISTRATION INCLUDING INCREASE IN SHARES

     The Fund will assume the continued responsibility for meeting the requirements of registration under the 1933 Act, as amended, under the Investment Company Act of 1940, as amended, and under the securities laws of the various states where the Distributor is registered as a broker-dealer. The Fund, subject to the necessary approval of its shareholders, will increase the number of authorized shares from time to time as may be necessary to provide the Distributor with such number of shares as the Distributor may reasonably be expected to sell.

11.  SUSPENSION OF SALES

     If and whenever the determination of asset value of a Series is suspended pursuant to applicable law, and such suspension has become effective, until such suspension is terminated no further applications for shares of the Series shall be accepted. In addition, the Fund reserves the right to suspend sales and the Distributor's authority to accept orders for shares on behalf of the Fund, if in the judgment of the majority of its Board of Directors, or of its Executive Committee if such Committee exists, it is in the best interest of the Fund to do so, suspension to continue for such period as may be determined by such majority; and in that event no shares of that Series will be sold by the Fund or by the Distributor on behalf of the Fund while such suspension remains in effect except for shares necessary to cover unconditional orders accepted by the Distributor before the Distributor had knowledge of the suspension.

12.  RESPONSIBILITY FOR IMPLEMENTING THE FUND'S ANTI-MONEY LAUNDERING PROGRAM

     The Fund hereby appoints the Distributor to act as its agent to assure the Fund's Anti-Money Laundering Program procedures applicable to Retail Shares are implemented and the Distributor accepts this appointment. The Distributor will assure such procedures are implemented and that the program operates in accordance with those procedures and will provide such reports and information as the Fund may request from time to time to facilitate the Fund's oversight of such program. The Distributor will also make information and records relating to the Fund's Anti-Money Laundering Program available to federal regulators as required by law and will permit such regulators to examine and inspect the Distributor for purposes of the program. The Distributor will perform the specific requirements of the Fund's Customer Identification Program and will annually certify it has implemented the Fund's anti-money laundering program.

13.  EXPENSES

     The Fund will pay (or will enter into arrangements providing for the payment of) all fees and expenses: (1) in connection with the preparation and filing of any registration statement or amendments thereto as required under the Investment Company Act of 1940, as amended; (2) in connection with the preparation and filing of any registration statement and prospectus or amendments thereto under the 1933 Act, as amended, covering the issue and sale of the Fund's shares; and (3) in connection with the registration of the Fund and qualification of shares for sale in the various states and other jurisdictions. The Fund will also pay (or will enter into arrangements providing for the payment of) the cost of (i) preparation and distribution to shareholders of prospectuses, reports, tax information, notices, proxy statements and proxies; (ii) preparation and distribution of dividend and capital gain payments to shareholders; (iii) issuance, transfer, registry and maintenance of open account charges; (iv) delivery, remittance, redemption and repurchase charges; and (v) communication with shareholders concerning these items. The Fund will pay taxes including, in the case of redeemed shares, any initial transfer taxes unpaid.

     The Distributor shall assume responsibility for (or will enter into arrangements providing for the payment of) the expense of printing prospectuses used for the solicitation of new accounts of the Fund. The Distributor will pay (or will enter into arrangements providing for the payment of) the expenses of other sales literature for the Fund, will pay all fees and expenses in connection with the Distributor's qualification as a dealer under the Securities Exchange Act of 1934, as amended, and in the various states, and all other expenses in connection with the sale and offering for sale of shares of the Fund which have not been herein specifically allocated to or assumed by the Fund.

     As provided in the Distribution and Service Plan adopted by the Fund, it is recognized by the Fund that Principal Management Corporation (the "Manager") may make payment to the Distributor with respect to any expenses incurred in the distribution of shares of the Fund, such payments payable from the past profits or other resources of the Manager including management fees paid to it by the Fund.

14.  CONFORMITY WITH LAW

     The Distributor agrees that in selling the shares of the Fund it will duly conform in all respects with the laws of the United States and any state or other jurisdiction in which such shares may be offered for sale pursuant to this Agreement.

15.  MEMBERSHIP IN NATIONAL ASSOCIATION OF SECURITIES DEALERS

     The Fund recognizes that the Distributor is now a member of the National Association of Securities Dealers, and in the conduct of its duties under this Agreement the Distributor is subject to the various rules, orders and regulations of such organization. The right to determine whether such membership should or should not continue, or to join other organizations, is reserved by the Distributor.

16.  OTHER INTERESTS

     It is understood that directors, officers, agents and stockholders of the Fund are or may be interested in the Distributor as directors, officers, stockholders, or otherwise; that directors, officers, agents, and stockholders of the Distributor are or may be interested in the Fund as directors, officers, stockholders or otherwise; that the Distributor may be interested in the Fund as a stockholder or otherwise; and that the existence of any dual interest shall not affect the validity hereof or of any transaction hereunder except as otherwise provided in the Articles of Incorporation of the Fund and the Distributor, respectively, or by specific provision of applicable law.

17.  INDEMNIFICATION

     The Fund agrees to indemnify, defend and hold the Distributor, its officers and directors, and any person who controls the Distributor within the meaning of Section 15 of the 1933 Act, free and harmless from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending such claims, demands or liabilities and any counsel fees incurred in connection therewith) which the Distributor, its officers, directors or any such controlling person may incur under the Securities Act of 1933, or under common law or otherwise, arising out of or based upon any untrue statement of a material fact contained in the Fund's registration statement, Prospectus or Statement of Additional Information or arising out of or based upon any alleged omission to state a material fact required to be stated therein or necessary to make the statements in either or necessary to make the statements therein not misleading, except insofar as such claims, demands, liabilities or expenses arise out of or are based upon any such untrue statement or omission made in conformity with information furnished in writing by the Distributor to the Fund for use in the Fund's registration statement or Prospectus or Statement of Additional Information: provided, however, that this indemnity agreement, to the extent that it might require indemnity of any person who is also an officer or director of the Fund or who controls the Fund within the meaning of Section 15 of the 1933 Act, shall not inure to the benefit of such officer, director or controlling person unless a court of competent jurisdiction shall determine, or it shall have been determined by controlling precedent that such result would not be against public policy as expressed in the Securities Act of 1933, and further provided, that in no event shall anything contained herein be so construed as to protect the Distributor against any liability to the Fund or to its security holders to which the Distributor would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence, in the performance of its duties, or by reason of its reckless disregard of its obligations under this Agreement. The Fund's agreement to indemnify the Distributor, its officers and directors and any such controlling person as aforesaid is expressly conditioned upon the Fund being promptly notified of any action brought against the Distributor, its officers or directors, or any such controlling person, such notification to be given by letter or telegram addressed to the Fund. The Fund agrees promptly to notify the Distributor of the commencement of any litigation or proceedings against it or any of its directors in connection with the issue and sale of any shares of it Capital Stock.

     The Distributor agrees to indemnify, defend and hold the Fund, its officers and directors and any person who controls the Fund, if any, within the meaning of Section 15 of the 1933 Act, free and harmless from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending such claims, demands liabilities and any counsel fees incurred in connection therewith) which the Fund, its directors or officers or any such controlling person may incur under the 1933 Act or under common law or otherwise; but only to the extent that such liability or expense incurred by the Fund, its directors or officers or such controlling person resulting from such claims or demands shall arise out of or be based upon any alleged untrue statement of a material fact contained in information furnished in writing by the Distributor to the Fund for use in the Fund's registration statement, Prospectus or Statement of Additional Information or shall arise out of or be based upon any alleged omission to state a material fact in connection with such information required to be stated in the registration statement, Prospectus or Statement of Additional Information or shall arise out of or be based upon any alleged omission to state a material fact in connection with such information required to be stated in the registration statement or Prospectus or necessary to make such information not misleading. The Distributor's agreement to indemnify the Fund, its directors and officers, and any such controlling person as aforesaid is expressly conditioned upon the Distributor being promptly notified of any action brought against the Fund, its officers or directors or any such controlling person.

18.  DURATION AND TERMINATION OF THIS AGREEMENT

     This Agreement shall become effective as of the execution date specified on page 1 of this Agreement and will remain in effect for more than two years thereafter only so long as such continuance is specifically approved, at least annually, either by the Board of Directors of the Fund or by a vote of a majority of the outstanding voting securities of the Fund, provided that in either event such continuation shall be approved by the vote of a majority of the directors who are not interested persons of the Distributor, Principal Life Insurance Company, or the Fund cast in person at a meeting called for the purpose of voting on such approval. This Agreement may be terminated on 60 days written notice at any time, without payment of any penalty, by the Fund or by the Distributor. This Agreement shall terminate automatically in the event of its assignment.

     In interpreting the provisions of this paragraph 18, the definitions contained in section 2(a) of the Investment Company Act of 1940 and the rules thereunder (particularly the definitions of "interested person", "assignment" and "voting security") shall be applied.

19.  AMENDMENT OF THIS AGREEMENT

     No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought. If the Fund should at any time deem it necessary or advisable in the best interests of the Fund that any amendment of this Agreement be made in order to comply with the recommendations or requirements of the Securities and Exchange Commission or other governmental authority or to obtain any advantage under state or federal tax laws and should notify the Distributor of the form of such amendment, and the reasons therefore, and if the Distributor should decline to assent to such amendment, the Fund may terminate this Agreement forthwith. If the Distributor should at any time request that a change be made in the Fund's Articles of Incorporation or By-laws, or in its method of doing business, in order to comply with any requirements of federal law or regulations of the Securities and Exchange Commission or of a national securities association of which the Distributor is or may be a member, relating to the sale of shares of the Fund, and the Fund should not make such necessary change within a reasonable time, the Distributor may terminate this Agreement forthwith.

20.  ADDRESS FOR PURPOSES OF NOTICE

     Any notice under this Agreement shall be in writing, addressed and delivered or mailed, postage prepaid, to the other party at such address as such other party may designate for the receipt of such notices. Until further notice to the other party, it is agreed that the address of the Fund and that of the Distributor for this purpose shall be The Principal Financial Group, Des Moines, Iowa 50392-0200.

21.  SPECIAL RULES FOR COMPENSATION OF DISTRIBUTOR IN RESPECT OF CLASS B SHARES

     In consideration of the Distributor's role in the distribution of the Class B shares of each Series of the Fund (including the Class B shares of such Series issued in connection with its acquisition of the assets of a fund of WM Trust I, WM Trust II or WM Strategic Asset Management Portfolios, LLC ( the "Washington Mutual Funds"), the Fund shall: (i) pay the Distributor its "Allocable Portion," as defined below, of the maximum distribution fee contemplated by the Fund's Distribution Plan and Agreement - Class B Shares for each Series as in effect on the date hereof (the "Plan") and (ii) withhold and pay over to the Distributor upon redemption of each Class B share of each Series, the contingent deferred sales charges contemplated by the Prospectus for the Fund (which in the case of Class B shares issued in connection with the Fund's acquisition of the assets of any fund of the Washington Mutual Funds shall be computed in accordance with Appendix A hereto) to be withheld from Class B shares of each Series that would be attributable to the Distributor under the principles described below for determining the Distributor's Allocable Portion of the distribution fee.

     Notwithstanding anything to the contrary elsewhere in this Agreement or the
     Plan:

     1. The distribution fee accrues daily at the rate of 75 basis points per annum on the average daily net asset value of all of the outstanding Class B shares of each Series, including Class B shares issued in connection with the Fund's acquisition of assets of the Washington Mutual Funds, subject to the applicable rules of the NASD, and shall be paid monthly as promptly as possible after the last day of each month but in any event prior to the tenth day of the following calendar month;

     2. The Distributor's Allocable Portion in respect of each Series shall be 100% until such time as it shall be replaced as Distributor of the Class B shares of the Series; thereafter, its Allocable Portion shall be the portion of the total distribution fee accruing in respect of outstanding Class B shares of the Series as is fairly attributable to the portion of such outstanding Class B shares that are outstanding when the Distributor ceases to serve in that capacity or are later issued as dividends or other distributions in respect of such Class B shares or in free exchanges for Class B shares of other Series or other funds for which the Distributor acts as principal distributor that are fairly attributable to the Distributor on the same basis; and the Allocable Portion of each subsequent distributor (a "Subsequent Distributor") shall be the portion of such outstanding Class B shares that were sold by the Fund during the period such Subsequent Distributor served as distributor or were later issued as dividends or other distributions in respect of such Class B shares or in free exchanges for Class B shares of other Series or funds for which such Subsequent Distributor acts as principal distributor that are fairly attributable to such Subsequent Distributor on the same basis; it being understood that the Fund and the Distributor shall agree on procedures for making these allocations (the "Allocation Procedures");

     3. The Distributor shall be deemed to have fully earned its Allocable Portion of the distribution fee payable in respect of Class B shares of a Series as of any point in time upon the sale of the outstanding commission shares (i.e., those that are initially subject to contingent deferred sales charges under circumstances set forth in the Prospectus for such shares whether or not such shares are later released from that obligation) of such Series as of such point in time;

     4. The Distributor hereby directs the Fund, and the Fund hereby agrees, to pay all of the Distributor's Allocable Portion of the distribution fee, as may be more specifically directed by the Distributor in Irrevocable Payment Instructions, to persons which have provided funds to the Distributor to cover or otherwise enable the incurring of expenses associated with services in connection with the distribution of the Class B shares of the funds of the Washington Mutual Funds in exchange for the assets of which Class B shares of the Fund were issued; and

     5. The Fund's obligation to pay the Distributor (or an assignee of the Distributor) its Allocable Portion of the distribution fee as provided hereby shall be absolute and unconditional and not subject to offset or counterclaim and shall not be terminated or modified (including without limitation, by change in the rules applicable to the conversion of the Class B shares into shares of another class) for any reason (including a termination of the Plan, a termination of the Distributor as distributor of the Class B shares of the Fund or any Series thereof or a termination of this Agreement) except:

          a. To the extent required by a change in the Investment Company Act of 1940 (the "1940 Act"), the rules and regulations under the 1940 Act, the Conduct Rules of the National Association of Securities Dealers, Inc. (the "NASD"), or any judicial decisions or interpretive pronouncements by the Securities and Exchange Commission or its staff, which is either binding upon the Distributor or generally complied with by similarly situated distributors of mutual fund shares;

          b. on a basis which does not alter the Distributor's Allocable Portion of the distribution fee computed with reference to shares of the Fund or any Series thereof or any other fund for which it acts as distributor that were outstanding immediately prior to such termination or modification or which are thereafter issued directly or indirectly as a result of dividends or other distributions or free exchanges of such shares; or

          c. in connection with a "Complete Termination" of the Plan by the Fund, and for this purpose: (1) a "Complete Termination" of the Plan for the Class B shares of a Series shall occur only if and only so long as the Plan is terminated for such Class B shares and following such termination, no distribution fees are imposed either on such Class B shares or on any "Similar Class" of shares of such Series; (2) a "Similar Class" is any class of shares of such Series that has a sales load structure substantially similar to that of the class for which this Plan was terminated, taking into account the total sales load borne directly or indirectly by holders of such class of shares including commission paid directly by such holders to brokers on issuance of shares of such class, asset based sales charges paid by the Fund/Series and allocated to shares of such class, contingent deferred sales charges payable by holders of shares of such class, installment or deferred sales charges payable by holders of shares of such class, and similar charges borne directly or indirectly by holders of shares of such class; and (3) a class of shares would not be considered substantially similar to the Class B shares if
               (I) a front end sales charge is paid by the purchaser, or (II)(A) the shares are purchased at net asset value, (B) any commission paid up front to any selling agent(s) does not exceed 1.0% of the purchase amount, (C) the period during which any contingent deferred sales charge applies does not exceed 12 months from the purchase date, and (D) there is no other sales load feature borne directly or indirectly by holders of such class of shares.

     6. This Section 21 is not intended to, and shall not, prohibit the Fund from issuing and selling a Similar Class (as defined in paragraph 5(c)(2) above) of any Series; but is merely intended to prohibit the Fund from treating a termination of the Plan in respect of Class B shares of any Series as a "Complete Termination" for purposes of paragraph 5(c)(1) of this Section 21 while it continues to issue a Similar Class.

     7. The Fund's obligations under this Section 21 of the Agreement shall terminate upon the Fund's payment in full to the Distributor and each Subsequent Distributor, if any, such distributor's Allocable Portion in respect of each Series.

       IN WITNESS WHEREOF, the parties hereof have caused this Agreement to be executed in duplicate on the day and year first above written.



PRINCIPAL INVESTORS FUND, INC.            PRINCIPAL FUNDS DISTRIBUTOR, INC.



         /s/ Ralph C. Eucher                     /s/ Michael J. Beer
By ________________________________       By ___________________________________
    Ralph C. Eucher, President and            Michael J. Beer,
    Chief Executive Officer                   Executive Vice President

                         PRINCIPAL INVESTORS FUND, INC.
                             DISTRIBUTION AGREEMENT
                     FOR CLASS A, CLASS B AND CLASS C SHARES

                                   APPENDIX A


----------------------------------------- -------------------------------------
     YEAR OF REDEMPTION AFTER PURCHASE       CONTINGENT DEFERRED SALES CHARGE
----------------------------------------- -------------------------------------
----------------------------------------- -------------------------------------

----------------------------------------- -------------------------------------
----------------------------------------- -------------------------------------
First                                                   5.00%
----------------------------------------- -------------------------------------
----------------------------------------- -------------------------------------
Second                                                  5.00%
----------------------------------------- -------------------------------------
----------------------------------------- -------------------------------------
Third                                                   4.00%
----------------------------------------- -------------------------------------
----------------------------------------- -------------------------------------
Fourth                                                  3.00%
----------------------------------------- -------------------------------------
----------------------------------------- -------------------------------------
Fifth                                                   2.00%
----------------------------------------- -------------------------------------
----------------------------------------- -------------------------------------
Sixth and following                                     0.00%
----------------------------------------- -------------------------------------